SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             ------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) - April 9, 1997

                          REUNITED HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Charter)

    Rhode Island                   0-15238           05-0301429
 (State or Other Jurisdiction    (Commission       (I.R.S. Employer
  of Incorporation)              File Number)      Identification No.)

  Two Executive Drive, Fort Lee, NJ                         07024-3308
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code         201-585-2100


     Item 3. Bankruptcy or Receivership.

     As previously reported, the Registrant and its parent company, United Merchants and Manufacturers, Inc., each filed petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code on February 22, 1996. The petitions were filed with the United States Bankruptcy Court for the Southern District of New York ("Court").

     Registrant and its parent company continued to operate their respective businesses as debtors-in-possession while the reorganization cases were pending.

     Registrant and its parent company each filed an Amended and Restated Reorganization Plan with the Court dated February 25, 1997. After the solicitation procedures set forth by the Court were completed, a confirmation hearing was held on April 9, 1997. At the conclusion of the hearing, the Amended and Restated Reorganization Plan of the Registrant (and of its parent company) was confirmed by the Court.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Exhibit 2.1    Amended and Restated Reorganization Plan of
                    Reunited Holdings, Inc.  (formerly Victoria
                    Creations, Inc.), dated February 25, 1997

     Exhibit 99.1 Findings of Fact, Conclusion of Law, and Order under 11 U.S.C. Sections 1129(a) and (b) and Fed.
                    R. Bankr. P. 3020 Confirming Amended and Restated Reorganization Plan of Reunited Holdings, Inc. (Formerly Victoria Creations, Inc.) Dated February 25, 1997, dated April 10, 1997


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Reunited Holdings, Inc.

     Date April 24, 1997         By /s/ Norman R. Forson
                                    Norman R. Forson
                                    Senior Vice President